CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of CoJax Oil and Gas Corporation of our report dated March 30, 2020, relating to our audits of the December 31, 2019 and 2018 consolidated financial statements of CoJax Oil and Gas Corporation, which are appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Haynie & Company

Haynie & Company Salt Lake City, Utah September 25, 2020